EXHIBIT 5
                               February 10, 2003


Mr. Armand Marciano, Trustee
Armand Marciano Trust
9101 Hazen Drive
Beverly Hills, CA  90210

        Re:     Demand Registration


Dear Mr. Marciano:

On November 4, 2002, the Armand Marciano Trust (the "AMT") exercised its demand registration rights under Section 2(a) and 2(b) of the Registration Rights Agreement (the "Registration Rights Agreement"), by and among AMT, Guess ?, Inc. (the "Company"), the Maurice Marciano Trust (1995 Restatement) ("MMT"), the Paul Marciano Trust dated February 20, 1986 ("PMT"), the Paul Marciano 1996 Grantor Retained Annuity Trust ("PMGRAT") and the Armand Marciano 1996 Grantor Retained Annuity Trust ("AMGRAT", and together with MMT, PMT and PMGRAT, the "Trusts")

Pursuant to your recent discussion with the Company respect to the timing of the filing by the Company of a registration statement on the appropriate form (the "Registration Statement"), with the United States Securities and Exchange Commission (the "Commission") AMT and the Trusts have agreed to the following terms and conditions:

1. The Trusts agree to waive the provisions of Section 4 of the Amended and Restated Shareholders' Agreement, dated as of August 8, 1996, as amended (the "Shareholder Agreement") for the sale by AMT of up to 440,000 shares of the common stock of the Company pursuant to Rule 144 of the Securities Act of 1933.

2. The Trusts agree that until the date on which the Securities and Exchange Commission declares the Registration Statement effective, notwithstanding anything in Section 4(B) of the Shareholder Agreement, within two (2) business days of receipt from AMT of a "Sale Notice" (as that term is defined in the Shareholder Agreement) the Trusts will either (a) exercise their right to purchase any "Offered Shares" (as that term is defined in the Shareholder Agreement) pursuant to Section 4(B) or (b) waive their rights under Section 4(B) of the Shareholder Agreement so that the transfer can immediately proceed. If a right to purchase is exercised under the Shareholder Agreement, the closing shall occur within five (5) business days of the exercise.

3. If AMT makes any sales of shares of the common stock of the Company before the effectiveness of the Registration Statement, the Company will include up to five of the purchasers as additional selling shareholder in the Registration Statement, and will consider in good faith including any other purchasers.

4. AMT and the Trusts agree that the terms and conditions of this letter agreement are only effective if the letter agreement attached hereto as Exhibit A has also been signed and accepted and agreed to by all the parties noted.

5. The timing on the right of first refusal, the terms and conditions of this letter agreement are deemed to be confidential for disclosure only to the parties to the Registration Rights Agreement and their legal and financial advisors, unless disclosure is otherwise required by applicable law or a court of relevant jurisdiction.


                                 Very truly yours,

                                 MAURICE MARCIANO TRUST
                                 (1995 Restatement)


                                    /s/ MAURICE MARCIANO
                                 By ------------------------------------------

                                 Name: Maurice Marciano

                                 Its: Trustee


                                 PAUL MARCIANO TRUST

                                    /s/ PAUL MARCIANO
                                 By ------------------------------------------

                                 Name: Paul Marciano

                                 Its: Trustee


                                 PAUL MARCIANO 1996 GRANTOR
                                 RETAINED ANNUITY TRUST

                                    /s/ MAURICE MARCIANO
                                 By ------------------------------------------

                                 Name:  Maurice Marciano

                                 Its: Trustee


                                 ARMAND  MARCIANO 1996
                                 GRANTOR RETAINED ANNUITY
                                 TRUST

                                    /s/ MAURICE MARCIANO
                                 By ------------------------------------------

                                 Name: Maurice Marciano

                                 Its: Trustee

ACCEPTED AND AGREED:

                                 ARMAND MARCIANO TRUST

                                   /s/ ARMAND MARCIANO
                                 By ------------------------------------------

                                 Name: Armand Marciano

                                 Its: Trustee


cc:     Theodore Guth, Esq.
        Guess ?, Inc.